Exhibit 99.(i)(3)

One Bush Street
Suite 1600
San Francisco, CA 94104-4446
+1 415 262 4500 Main
+1 415 262 4555 Fax
www.dechert.com

April 29, 2016

FPA Funds Trust

11601 Wilshire Blvd., Ste. 1200

Los Angeles, California 90025

Re:          FPA Funds Trust (the “Registrant”)
(File Nos. 033-79858 and 811-8544)

Ladies and Gentleman:

We hereby consent to the reference to our firm under the caption “Legal Counsel” in the respective Statements of Additional Information of each of the Registrant’s series, FPA Crescent Fund and FPA International Value Fund, comprising a part of Post-Effective Amendment No. 77 to the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”).  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Dechert LLP

Dechert LLP